EXHIBIT 10.10

LL Brown International, Inc.
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19435 68th Avenue South *Suite S-105 *Kent Washington 98032*(425) 251-8065
                                                             *FAX (425) 251-8062

Date:    December 5, 2000

To:      Mr. John R. Thompson, II
         Vice President, District 7

From:    Lester L. Brown, Vice President
         L.L. Brown International, Inc.

RE:      CWA District 7 Conference

This letter serves as a letter of agreement between CWA District 7 and L.L. Brown International, Inc. District 7 is requesting a one-day "Capitalizing on Change" workshop, conducted by Lester Brown. The date requested is February 8, 2001. CWA District 7 responsibility is to provide the facility, screen and microphone.

The agreed upon cost of the workshop is $4,000.00. Included in the cost are traveling expenses only. The hotel expense, transportation to and from the airport will be covered by District 7.

         Total for Training: $4,000.00

CWA District 7 agrees to confirm the event with L.L. Brown International, Inc. upon receiving and signing the agreement. If any change occurs after this date CWA District 7 will be responsible for paying all costs related to the rescheduling.

CWA District 7 will be responsible for providing L.L. Brown International, Inc. with the following information 60 days prior to the event:

1.   Number of people expected to attend the event
2. Location of the event including the address and phone number and contact person
3.   Address, phone number and contact person for shipment of workshop materials

On the day of the event, CWA District 7 will be responsible for preparing the event site for the training. This includes laying out the provided materials at each attendee's seat.

1. In order to provide our customer with the most efficient service, L.L. Brown International, Inc. requests that you schedule a conference call with our accounting department immediately to discuss proper invoicing procedures.

2. If you agree with the terms of this proposal, please sign below and return a signed copy of this letter with a 50% down payment upon receipt. The 50% down payment is necessary to reserve the February 8, 2001 date. Please be advised that this amount will be forfeited if canceled within two weeks of the event. The balance of the fee is due upon day of training, when the trainer arrives please submit the balance.

If you should have any questions, please feel free to call our office at (425) 251-8086.


/s/      Carolyn Scott Brown, President              Date 12/05/2000
         L.L. Brown International, Inc.

/s/      John r. Thompson, II                        Date 12/05/2000
         Vice President, District 7